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                                   OFFER BY

                          THE ASIA PACIFIC FUND, INC.

                             TO PURCHASE FOR CASH
                      UP TO 25% OF THE FUND'S OUTSTANDING
                            SHARES OF COMMON STOCK


           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON JUNE 28, 2002 OR SUCH LATER DATE
              TO WHICH THE OFFER IS EXTENDED ("TERMINATION DATE")


THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL.

                                                                   May 30, 2002

To Our Clients:

   Enclosed for your consideration is the Offer to Purchase, dated May 30, 2002, of The Asia Pacific Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940 as a closed-end, diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 25% of the Fund's outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), upon the terms and conditions set forth in the Offer.

   The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

   Your attention is called to the following:

      (1) The purchase price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to 95% of the net asset value per Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on June 28, 2002, or such later date to which the Offer is extended. The current net asset value of the Fund is calculated daily through the Termination Date and may be obtained by calling Georgeson Shareholder Communications Inc., the Fund's Information Agent, toll free at 1-866-283-1945 or by calling the Fund toll free at 1-888-4-ASIA-PAC. Banks and brokers should call the Information Agent collect at 212-440-9800.

      (2) The Offer is not conditioned upon any minimum number of Shares being tendered.

      (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 5:00 p.m., New York City time, on the Termination Date.

      (4) No fees or commission will be payable to the Fund in connection with the tender offer. However, tendering Stockholders may be obligated to pay brokerage commissions, or subject to Instruction 6, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

      (5) Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

   An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

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   The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the applicable law.

   NONE OF THE FUND, ITS BOARD OF DIRECTORS NOR THE INVESTMENT MANAGER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH STOCKHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

                                 INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated May 30, 2002 relating to The Asia Pacific Fund, Inc. (the "Fund") to purchase up to 25% of the Fund's outstanding shares of Common Stock, par value $0.01 per share (the "Shares").

    This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

                  AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                            ________________ Shares

                    Enter number of shares to be tendered.

                                   ODD LOTS

    This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 shares. The undersigned:

[_] Is the beneficial or record owner of an aggregate of not more than 99
    Shares, all of which are being tendered, and hereby represents that the above indicated information is true and correct as to the undersigned.

                                 SIGNATURE BOX

 ______________________________________________________________________________

 ______________________________________________________________________________
                                (Signature(s))

 ______________________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                    (Please Print Name(s) and Address Here)

 ______________________________________________________________________________
                         (Area Code and Telephone No.)

 ______________________________________________________________________________
              (Taxpayer Identification (Social Security) Number)

 ______________________________________________________________________________

   Date: ___________, 2002

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